UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2008

Water Chef, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30544	86-0515678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Fairchild Avenue, Plainview, New York	11803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 577-7915

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.
Item 3.02.	Unregistered Sale of Equity Securities.

(a)
Water Chef, Inc. (the “Corporation”) and Leslie J. Kessler, the Corporation’s Chief Executive Officer (“Kessler”), have entered into a letter agreement, dated August 18, 2008 (the “Kessler Letter Agreement”), pursuant to which the Corporation and Kessler agreed that the transactions contemplated by the Stock Purchase, Loan and Security Agreement, dated April 16, 2008 (the “April 2008 Kessler Agreement”), as well as the transactions consummated pursuant to the April 2008 Kessler Agreement, be rescinded in their entireties, ab initio.

The transactions consummated pursuant to the April 2008 Kessler Agreement included the sale to Kessler by the Corporation of 6.5 million shares (the “Kessler Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Corporation for $547,950 (the “Kessler Consideration”), payable by Kessler’s delivery to the Corporation of a non-recourse promissory note (the “Kessler Note”) in the principal amount equal to the Kessler Consideration.

The Corporation and Kessler determined, following consultations with its current advisors and outside professionals, to rescind the transactions contemplated by the April 2008 Kessler Agreement and entered into the Kessler Letter Agreement after concerns were raised over the structure of the Kessler Consideration utilizing the Kessler Note.  The Corporation originally had sought advice from its then outside lawyers in structuring the transactions contemplated by the April 2008 Kessler Agreement.  The Corporation has terminated its relationship with such former lawyers.

Accordingly, the consummation of the transactions contemplated by the Kessler Letter Agreement has resulted, among other matters, in the following:
(i)
the April 2008 Kessler Agreement being deemed rescinded in all respects ab initio and it being deemed as if the April 2008 Kessler Agreement was never entered into, and that all mutual promises, covenants and/or agreements contained in the April 2008 Kessler Agreement being of no force and/or effect;

(ii)
the Kessler Note, as well as the obligations of Kessler to repay the amounts due under the Kessler Note, being deemed cancelled in all respects ab initio and it being deemed as if the Kessler Note was never entered into, that Kessler has no obligation to repay the amounts due under the Kessler Note and that all mutual promises, covenants and/or agreements contained in the Kessler Note being of no force and/or effect; and

(iii)	the Kessler Shares being deemed cancelled in all respects ab initio and it being deemed as if the Kessler Shares were never issued or outstanding.

(b)
The Corporation and Terry R. Lazar, the Corporation’s Chief Financial Officer (“Lazar”), have entered into a letter agreement, dated August 18, 2008 (the “Lazar Letter Agreement”), pursuant to which the Corporation and Lazar agreed that the transactions contemplated by the Stock Purchase, Loan and Security Agreement, dated April 16, 2008 (the “April 2008 Lazar Agreement”), as well as the transactions consummated pursuant to the April 2008 Lazar Agreement be rescinded in their entireties, ab initio.

The transactions consummated pursuant to the April 2008 Lazar Agreement included the sale to Lazar by the Corporation of 6.5 million shares (the “Lazar Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Corporation for $547,950 (the “Lazar Consideration”), payable by Lazar’s delivery to the Corporation of a non-recourse promissory note (the “Lazar Note”) in the principal amount equal to the Lazar Consideration.

The Corporation and Lazar, following consultations with its current advisors and outside professionals, to rescind the transactions contemplated by the April 2008 Lazar Agreement and entered into the Lazar Letter Agreement after concerns were raised over the structure of the Lazar Consideration utilizing the Lazar Note.  The Corporation originally had sought advice from its then outside lawyers in structuring the transactions contemplated by the April 2008 Lazar Agreement.  The Corporation has terminated its relationship with such former lawyers.

Accordingly, the consummation of the transactions contemplated by the Lazar Letter Agreement has resulted, among other matters, in the following:
(i)
the April 2008 Lazar Agreement being deemed rescinded in all respects ab initio and it being deemed as if the April 2008 Lazar Agreement was never entered into, and that all mutual promises, covenants and/or agreements contained in the April 2008 Lazar Agreement being of no force and/or effect;

(ii)
the Lazar Note, as well as the obligations of Lazar to repay the amounts due under the Lazar Note, being deemed cancelled in all respects ab initio and it being deemed as if the Lazar Note was never entered into, that Lazar has no obligation to repay the amounts due under the Lazar Note and that all mutual promises, covenants and/or agreements contained in the Lazar Note being of no force and/or effect; and

(iii)	the Lazar Shares being deemed cancelled in all respects ab initio and it being deemed as if the Lazar Shares were never issued or outstanding.

Item 9.01.	Financial Statements and Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description
10.1
Stock Purchase, Loan and Security Agreement, dated April 16, 2008 between Water Chef, Inc. and Leslie J. Kessler.  [Incorporated by reference to Exhibit 99.1 of the Corporation’s Current Report on Form 8-K (Date of Report: April 16, 2008), filed with the Commission on April 17, 2008.]

10.2
Stock Purchase, Loan and Security Agreement, dated April 16, 2008 between Water Chef, Inc. and Terry R. Lazar.  [Incorporated by reference to Exhibit 99.2 of the Corporation’s Current Report on Form 8-K (Date of Report: April 16, 2008), filed with the Commission on April 17, 2008.]

10.3	Letter Agreement, dated August 18, 2008 between Water Chef, Inc. and Leslie J. Kessler.
10.4	Letter Agreement, dated August 18, 2008 between Water Chef, Inc. and Terry R. Lazar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2008	Water Chef, Inc.

	By:	/s/ Leslie Kessler
Leslie Kessler, Chief Executive Officer